                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated September 1, 1999, accompanying the consolidated financial statements of Cambio, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000, which is included in this Registration Statement on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

San Jose, California
November 1, 2000